Exhibit 99

            Access Worldwide Appoints New Chief Financial Officer

                 Company Completes Corporate Transition Plan

    BOCA RATON, Fla., July 1 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), a leading marketing services organization, today announced the Board of Directors' appointment of Richard Lyew to the position of Executive Vice President and Chief Financial Officer of Access Worldwide, effective July 1, 2004.
    (Photo:  http://www.newscom.com/cgi-bin/prnh/20040701/DCTH001 )
    Mr. Lyew, age 35, assumes responsibility for budgeting; reporting and consolidations; salary, bonus and stock option administration; internal audits; financial certifications; and Securities and Exchange Commission filings. He reports directly to Access Worldwide's Chairman and Chief Executive Officer, Shawkat Raslan, and is based at the Company's corporate headquarters in Boca Raton, Florida.
    Mr. Lyew joined Access Worldwide in May 1998 as Assistant Corporate Controller and was promoted the following year to Senior Vice President and Corporate Controller. Prior to joining Access Worldwide, Mr. Lyew spent more than six years in public accounting at PricewaterhouseCoopers LLP, a global assurance, tax and advisory services organization, where he participated in acquisitions, divestitures, roll-ups and initial public offerings, along with performing audit and tax work. He is a Certified Public Accountant licensed in the State of New York and a member of the American Institute of Certified Public Accountants.
    Mr. Lyew assumes the position from John Hamerski as part of a six-month transition and corporate expense reduction plan.
    Mr. Raslan commented, "Richard has worked at Access Worldwide for six years and has been instrumental in a number of significant transactions, including two strategic divestitures, the negotiation of a financing agreement and an unregistered offering of convertible notes. I am pleased with his elevation and know that he will continue to improve our operational efficiency."
    "I am excited by my new role with the Company," remarked Mr. Lyew. "I intend to focus on improving our balance sheet and operating efficiencies as we strive to maintain our revenue growth."

    Founded in 1983, Access Worldwide provides a variety of sales, marketing and medical education services. Among other things, we reach physicians, pharmacists and patients on behalf of pharmaceutical clients, educating them on new drugs, prescribing indications, medical procedures and disease management programs. Services include product stocking, medical education, database management, clinical trial recruitment and teleservices. For clients in the telecommunications, financial services, insurance and consumer products industries, we reach the established mainstream and growing multicultural markets with multilingual teleservices. Access Worldwide is headquartered in Boca Raton, Florida and has over 1,000 employees in offices throughout the United States. More information is available at http://www.awwc.com.

    This press release contains forward-looking statements including statements regarding financial results and the Company's management. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: our ability to continue as a going concern if we are unable to generate cash flow and income from continuing operations; our ability to continue to comply with the financial covenants contained under our debt agreement; competition from other third-party providers and those clients and prospects who may decide to do work in-house that we currently do for them; our ability to successfully operate at capacity our new communication center in Maine; consolidation in the pharmaceutical, medical, telecommunications and consumer products industries which reduces the number of clients and prospects that are able to be served; potential consumer saturation reducing the need for services; our ability and clients' ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients and the possible loss of one or more clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force; the volatility of our stock price; and the unpredictability of the outcome of the litigation in which we are involved. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.